Exhibit 99.1

TTM Technologies, Inc., Q1’22	Contact:
Sameer Desai,
Vice President, Corporate
Development & Investor Relations
Sameer.desai@ttmtech.com
714-327-3050

TTM Technologies, Inc. Reports Fiscal First Quarter 2022 Results

Santa Ana, CA – May 4, 2022– TTM Technologies, Inc. (NASDAQ:TTMI), a leading global manufacturer of printed circuit boards (“PCB”), radio frequency (“RF”) components and RF microwave/microelectronic assemblies, today reported results for the first quarter fiscal 2022, which ended on April 4, 2022.

First Quarter 2022 Highlights

•	Net sales were $581.3 million

•	GAAP net income of $17.2 million, or $0.17 per diluted share

•	Non-GAAP net income was $25.3 million, or $0.24 per diluted share

•	Operating cash flow of $36.0 million

•	Repurchased 2.4 million shares of common stock for $30.2 million at an average price of $12.74 per share

•	Announced investment in a greenfield production facility in Malaysia

First Quarter 2022 GAAP Financial Results

Net sales for the first quarter of 2022 were $581.3 million, compared to $526.4 million in the first quarter of 2021.

GAAP operating income for the first quarter of 2022 was $25.9 million. This compares to GAAP operating income of $19.8 million in the first quarter of 2021.

GAAP net income for the first quarter of 2022 was $17.2 million, or $0.17 per diluted share, compared to net loss of $3.2 million, or ($0.03) per diluted share in the first quarter of 2021.

First Quarter 2022 Non-GAAP Financial Results

On a non-GAAP basis, net income for the first quarter of 2022 was $25.3 million, or $0.24 per diluted share. This compares to non-GAAP net income of $25.3 million, or $0.23 per diluted share, for the first quarter of 2021.

Adjusted EBITDA in the first quarter of 2022 was $62.0 million compared to adjusted EBITDA of $61.0 million for the first quarter of 2021.

“In the first quarter, TTM achieved revenues at the high end of guidance and non-GAAP earnings above the mid-point of the guided range. This outperformance was driven by strength in our commercial end markets, despite labor and production challenges in North America and inflationary pressures globally,” said Tom Edman, CEO of TTM. “We also took significant steps to advance our strategy of differentiation with the agreement to acquire Telephonics Corporation which provides engineered system level solutions for the Aerospace and Defense end market and enables TTM to move further up the value chain. In addition, we announced the building of a new manufacturing facility in Malaysia which enables TTM to offer our customers a regional alternative for high volume, high layer count PCBs to meet their supply chain resiliency requirements,” continued Mr. Edman.

Business Outlook

TTM estimates that revenue for the second quarter of 2022 will be in the range of $580 million to $620 million, and non-GAAP net income will be in the range of $0.30 to $0.36 per diluted share. This guidance does not include any contribution of the previously announced acquisition of Telephonics as we are awaiting regulatory approvals prior to closing.

TTM Technologies, Inc., Q1’22	Contact: Sameer Desai, Vice President, Corporate Development & Investor Relations Sameer.desai@ttmtech.com 714-327-3050

Live Webcast/Conference Call

TTM will host a conference call and webcast to discuss first quarter 2022 results and the second quarter 2022 outlook on Wednesday, May 4th, 2022 at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). The conference call will include forward-looking statements.

Telephone access is available by dialing domestic 888-220-8474 or international 323-794-2588 (ID 5381401). The conference call also will be webcast on TTM’s website at www.ttm.com.

To Access a Replay of the Webcast

The replay of the webcast will remain accessible for one week following the live event on TTM’s website at www.ttm.com.

About TTM

TTM Technologies, Inc. is a leading global printed circuit board manufacturer, focusing on quick-turn and volume production of technologically advanced PCBs and backplane assemblies as well as a global designer and manufacturer of high-frequency radio frequency (RF) and microwave/microelectronics components and assemblies. TTM stands for time-to-market, representing how TTM’s time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttm.com.

Forward-Looking Statements

The preliminary financial results included in this press release represent the most current information available to management. The company’s actual results when disclosed in its Form 10-K may differ from these preliminary results as a result of the completion of the company’s financial closing procedures; final adjustments; completion of the review by the company’s independent registered accounting firm; and other developments that may arise between now and the disclosure of the final results. This release contains forward-looking statements that relate to future events or performance. TTM cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect TTM’s current expectations, and TTM does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other TTM statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond TTM’s control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, the impact of COVID-19, general market and economic conditions, including interest rates, currency exchange rates and consumer spending, demand for TTM’s products, market pressures on prices of TTM’s products, warranty claims, changes in product mix, contemplated significant capital expenditures and related financing requirements, TTM’s dependence upon a small number of customers and other factors set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC.

About Our Non-GAAP Financial Measures

This release includes information about TTM’s adjusted EBITDA, non-GAAP net income and non-GAAP earnings per share, all of which are non-GAAP financial measures. TTM presents non-GAAP financial information to enable investors to see TTM through the eyes of management and to provide better insight into TTM’s ongoing financial performance.

TTM Technologies, Inc., Q1’22	Contact: Sameer Desai, Vice President, Corporate Development & Investor Relations Sameer.desai@ttmtech.com 714-327-3050

A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies. TTM compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

With respect to the Company’s outlook for non-GAAP net income per diluted share, we are unable to predict with reasonable certainty or without unreasonable effort certain items that may affect a comparable measure calculated and presented in accordance with GAAP. Our expected non-GAAP net income per diluted share excludes primarily the future impact of restructuring actions, impairment charges, unusual gains and losses, and tax adjustments. These reconciling items are highly variable and difficult to predict due to various factors outside of management’s control and could have a material impact on our future period net income per diluted share calculated and presented in accordance with GAAP. Accordingly, a reconciliation of non-GAAP net income per diluted share to a comparable measure calculated and presented in accordance with GAAP is not available without unreasonable effort and has not been provided.

- Tables Follow -

TTM TECHNOLOGIES, INC.

Selected Unaudited Financial Information

(In thousands, except per share data)

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	First Quarter
	2022	2021
Net sales	$581,260	$526,432
Cost of goods sold	490,337	444,832

Gross profit	90,923	81,600

Operating expenses:
Selling and marketing	18,272	16,282
General and administrative	32,954	31,527
Research and development	5,555	4,470
Amortization of definite-lived intangibles	8,274	9,521

Total operating expenses	65,055	61,800

Operating income	25,868	19,800

Interest expense	(11,361)	(11,389)
Loss on extinguishment of debt	—	(15,217)
Other, net	1,970	2,507

Income (loss) before income taxes	16,477	(4,299)
Income tax benefit	769	1,107

Net income (loss)	$17,246	$(3,192)

Earnings (loss) per share:
Basic	$0.17	$(0.03)
Diluted	0.17	(0.03)

Weighted-average shares used in computing per share amounts:
Basic	102,613	106,825
Diluted	104,304	106,825

Reconciliation of the denominator used to calculate basic earnings per share and diluted earnings per share:

Weighted-average shares outstanding	102,613
Dilutive effect of warrants	6
Dilutive effect of performance-based stock units, restricted stock units & stock options	1,685

Diluted shares	104,304

SELECTED BALANCE SHEET DATA

	April 4, 2022	January 3, 2022
Cash and cash equivalents, including restricted cash	$519,079	$537,678
Accounts and notes receivable, net	412,432	386,347
Contract assets	318,713	324,862
Inventories	137,343	127,612
Total current assets	1,434,183	1,407,413
Property, plant and equipment, net	663,394	665,755
Operating lease right of use asset	19,503	20,802
Other non-current assets	927,068	931,577
Total assets	3,044,148	3,025,547

Accounts payable	$383,929	$361,484
Total current liabilities	586,566	558,148
Debt, net of discount	928,210	927,818
Total long-term liabilities	1,009,753	1,011,982
Total equity	1,447,829	1,455,417
Total liabilities and equity	3,044,148	3,025,547

SUPPLEMENTAL DATA

	First Quarter
	2022	2021
Gross margin	15.6%	15.5%
Operating margin	4.5%	3.8%

End Market Breakdown:

	First Quarter
	2022	2021
Aerospace/Defense	30%	35%
Automotive	20%	18%
Data Center Computing	16%	14%
Medical/Industrial/Instrumentation	21%	17%
Networking/Communications	13%	15%
Other	0%	1%

Stock-based Compensation:

	First Quarter
	2022	2021
Amount included in:
Cost of goods sold	$1,276	$1,165
Selling and marketing	650	646
General and administrative	2,053	2,355
Research and development	255	43

Total stock-based compensation expense	$4,234	$4,209

Operating Segment Data:

	First Quarter
	2022	2021
Net sales:
PCB	$566,070	$510,486
RF&S Components	15,190	12,690
Other[1]	—	3,256

Total net sales	$581,260	$526,432

Operating segment income:
PCB	$56,540	$57,232
RF&S Components	5,750	3,862
Corporate & Other[1]	(26,764)	(30,389)

Total operating segment income	35,526	30,705
Amortization of definite-lived intangibles	(9,658)	(10,905)

Total operating income	25,868	19,800
Total other expense	(9,391)	(24,099)

Income (loss) before income taxes	$16,477	$(4,299)

RECONCILIATIONS[2]

	First Quarter
	2022	2021
Non-GAAP gross profit reconciliation[3]:
GAAP gross profit	$90,923	$81,600
Add back item:
Amortization of definite-lived intangibles	1,384	1,384
Stock-based compensation	1,276	1,165
Unrealized gain on commodity hedge	(1,403)	—
Restructuring and other charges	—	254

Non-GAAP gross profit	$92,180	$84,403

Non-GAAP gross margin	15.9%	16.0%

Non-GAAP operating income reconciliation[4]:
GAAP operating income	$25,868	$19,800
Add back items:
Amortization of definite-lived intangibles	9,658	10,905
Stock-based compensation	4,234	4,209
Gain on sale of assets	—	(410)
Unrealized gain on commodity hedge	(1,403)	—
Restructuring, acquisition-related and other charges	1,138	3,285

Non-GAAP operating income	$39,495	$37,789

Non-GAAP operating margin	6.8%	7.2%

Non-GAAP net income and EPS reconciliation[5]:
GAAP net income (loss)	$17,246	$(3,192)
Add back items:
Amortization of definite-lived intangibles	9,658	10,905
Stock-based compensation	4,234	4,209
Non-cash interest expense	532	537
Gain on sale of assets	(827)	(980)
Change in fair value of warrant liabilities	(99)	(172)
Loss on extinguishment of debt	—	15,217
Unrealized gain on commodity hedge	(1,403)	—
Restructuring, acquisition-related and other charges	1,138	3,285
Income taxes[6]	(5,226)	(4,551)

Non-GAAP net income	$25,253	$25,258

Non-GAAP earnings per diluted share	$0.24	$0.23
Non-GAAP diluted number of shares:
GAAP diluted number of shares	104,304	106,825
Dilutive effect of performance-based stock units, restricted stock units & stock options	—	1,879

Non-GAAP diluted number of shares	104,304	108,704

Adjusted EBITDA reconciliation[7]:
GAAP net income (loss)	$17,246	$(3,192)
Add back items:
Income tax benefit	(769)	(1,107)
Interest expense	11,361	11,389
Amortization of definite-lived intangibles	9,658	10,905
Depreciation expense	21,500	21,476
Stock-based compensation	4,234	4,209
Gain on sale of assets	(827)	(980)
Change in fair value of warrant liabilities	(99)	(172)
Loss on extinguishment of debt	—	15,217
Unrealized gain on commodity hedge	(1,403)	—
Restructuring, acquisition-related and other charges	1,138	3,285

Adjusted EBITDA	$62,039	$61,030

Adjusted EBITDA margin	10.7%	11.6%

Free cash flow reconciliation:
Operating cash flow	$35,991	$41,145
Capital expenditures, net	(23,420)	(20,966)

Free cash flow	$12,571	$20,179

[1]	Other represents the Shanghai E-MS and Shenzhen plant results.
[2]

This information provides a reconciliation of non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP EPS, and adjusted EBITDA to the financial information in our consolidated condensed statements of operations.

[3]	Non-GAAP gross profit and gross margin measures exclude amortization of intangibles, stock-based compensation expense, unrealized gain on commodity hedge, restructuring and other charges.
[4]

Non-GAAP operating income and operating margin measures exclude amortization of intangibles, stock-based compensation expense, gain on sale of assets, unrealized gain on commodity hedge, restructuring, acquisition-related costs, and other charges.

[5]

This information provides non-GAAP net income and non-GAAP EPS, which are non-GAAP financial measures. Management believes that both measures – which add back amortization of intangibles, stock-based compensation expense, non-cash interest expense on debt (before consideration of capitalized interest), gain on sale of assets, change in fair value of warrant liabilities, loss on extinguishment of debt, unrealized gain on commodity hedge, restructuring, acquisition-related costs, and other charges as well as the associated tax impact of these charges and discrete tax items – provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations.

[6]	Income tax adjustments reflect the difference between income taxes based on a non-GAAP tax rate and a forecasted annual GAAP tax rate.
[7]

Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization of intangibles, stock-based compensation expense, gain on sale of assets, change in fair value of warrant liabilities, loss on extinguishment of debt, unrealized gain on commodity hedge, restructuring, acquisition-related costs, and other charges. We present adjusted EBITDA to enhance the understanding of our operating results, and it is a key measure we use to evaluate our operations. In addition, we provide our adjusted EBITDA because we believe that investors and securities analysts will find adjusted EBITDA to be a useful measure for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, adjusted EBITDA should not be considered as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with accounting principles generally accepted in the United States of America.